UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐ Definitive Proxy Statement

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☐ Soliciting Material under § 240.14a-12

ATYR PHARMA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTERNETwww.investorelections.com/LIFE TELEPHONE(866) 648-8133* E-MAILpaper@investorelections.com When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above. aTyr Pharma, Inc. Annual Meeting of Stockholders Meeting Type: Date: Time: Place: Wednesday, May 17, 2023 9:00 AM, Pacific Time Offices of aTyr Pharma, Inc. 10240 Sorrento Valley Road, Suite #300, San Diego, CA 92121 * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material. SEE REVERSE FOR FULL AGENDA

aTyr Pharma, Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3, 4, 5 AND 6 PROPOSAL 1. To elect two Class II directors, as nominated by the Company's Board of Directors, to hold office until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified; 1.01 Timothy P. Coughlin 1.02 Jane A. Gross, Ph.D. 2. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023; 3. To approve, on an advisory basis, the compensation of the Company's named executive officers; 4. To approve an amendment to the aTyr Pharma, Inc. 2015 Stock Option and Incentive Plan, as amended; 5. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 85,000,000 to 170,000,000 shares; 6. To approve the authorization to adjourn the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 4 or 5; and 7. The transaction of such other business as may properly come before the meeting.